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                                                                     EXHIBIT 4.2


                   1987 EMPLOYEE INCENTIVE STOCK OPTION PLAN

                             JB'S RESTAURANTS, INC.

         WHEREAS, it is the belief of the Board of Directors that the best interest of JB'S RESTAURANTS, INC. (hereinafter sometimes referred to as the "Corporation") will be served by increasing its ability to secure and retain highly qualified and experienced executive employees, through affording them an opportunity to acquire a stake in the future of the Corporation; and

         WHEREAS, it is the desire of the Board of Directors to assure by appropriate means the maximum efforts and fullest measure of continued loyal association with the Corporation on the part of the key executive employees; and

         WHEREAS, the Corporation has set aside for issuance a total of five hundred thousand (500,000) authorized shares of its $.10 par value common stock; and

         WHEREAS, the Corporation desires to provide its key executive employees with the added tax benefits available under an Employee Incentive Stock Option, as established by Section 422A of the Internal Revenue Code of 1986 (the "Code"); and

         WHEREAS, at the direction of the Board of Directors there has been prepared and submitted to the Board of Directors an Employee Incentive Stock Option Plan for the purpose of granting to key executive employees incentive stock options.

         NOW, THEREFORE, the Board of Directors of JB'S RESTAURANTS, INC. does hereby establish this Employee Incentive Stock Option Plan.

         1. Purpose. This Employee Incentive Stock Option Plan (hereinafter sometimes referred to as the "Plan") is intended as an incentive to encourage stock ownership by certain key employees (whether or not officers) of JB'S RESTAURANTS, INC., so that they may acquire or increase their proprietary interest in the success of the Corporation and to encourage them to remain in the employ of the Corporation.

         2. Administration. The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation and shall be comprised of members of the Board of





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Directors (the "Committee").  The Committee shall consist of not less than three (3) members. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors from the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine necessary. A majority of the members of the Committee present at a meeting of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time at its discretion make recommendations to the Board of Directors with respect to the key executive employees who shall be granted options and the amount of stock to be optioned to each. Committee members who are otherwise eligible under Article 3 below, shall be eligible to receive options under this Plan; provided, however, a Committee member shall abstain from any vote of the Committee with respect to the recommendation of the Committee to the Board of Directors to award options to such Committee member.

         The interpretation and construction by the Committee of any provision of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         3. Eligibility. The persons who shall be eligible to receive options shall be such key employees (including officers, whether or not they are directors) of the Corporation as the Board of Directors shall select from time to time from among those nominated by the Committee who are employees of the Corporation on the date the option is granted. No employee shall be eligible to receive options, if at the date the options are granted, such employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any parent or subsidiary corporation, including stock attributable to the employee pursuant to Section 425(d) of the Internal Revenue Code; provided, however, that any such employee who would have been otherwise eligible, but for the fact that such employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock, as provided above, shall be eligible to receive options if, at the time any option is granted, the option price for such employee is at





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least 110% of the fair market value of the stock, as provided in Article 5(c).

         4. Stock. The stock subject to the options shall be shares of the authorized but unissued or reacquired $.10 par value common stock (hereinafter sometimes called "Capital Stock") of JB'S RESTAURANTS, INC. The aggregate number of shares which may be issued under options shall not exceed five hundred thousand (500,000) shares of Capital Stock. The limitations established by each of the preceding sentences shall be subject to adjustment as provided in Article 5(h) of the Plan.

         In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Capital Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

         5. Terms and Conditions of Options. Stock options granted pursuant to the Plan shall be authorized by the Board of Directors and shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board of Directors shall comply with and be subject to the following terms and conditions:

                 (a) Employment Arrangement. The granting of an option to any Employee shall not impose upon the Corporation any obligation to retain the employee in its employ for any period.

                 (b) Number of Shares. Each option shall state the number of shares of Capital Stock to which it pertains.

                 (c) Option Price. Each option shall state the option price, which shall be not less than 100% of the fair market value of the shares of Capital Stock of the Corporation an the date of the granting of the option, subject to the provisions of Article 3 in the case of any employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation.

                 (d) Medium and Time of Payment. The option price shall be payable in monies of the United States upon the exercise of the option and may be paid by cash or check, or by direct withdrawal from the





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         employee's compensation as approved by the employee.  The option may be exercised by written notice to the Corporation at its principal office. The notice shall state the election to exercise the option and shall either: (a) be accompanied by payment of the full purchase price of such shares of Capital Stock, in which event the Corporation shall deliver a certificate or certificates representing such stock as soon as practical after the notice shall be received; or (b) fix a date (not less than five nor more than ten business days from the date such notice shall be received by the Corporation) for the payment of the full purchase price of such stock, against delivery of a certificate or certificates representing such stock.

                 (e) Terms and Exercise of Option. Each option granted may be exercised only as provided in the option agreement executed by the Corporation and the employee, which shall contain such restrictions as to a vesting schedule for exercise of the options granted as the Committee may, in its sole discretion, determine appropriate, and as approved by the Board of Directors. Notwithstanding anything in this Plan to the contrary, all options granted under this Plan shall expire and may not be exercised to any extent after the expiration of five (5) years from the date the option is granted. Not less than one hundred (100) shares of Capital Stock may be purchased at any time, unless the number purchased is the total number of shares of Capital Stock at the time purchasable under the option. During the lifetime of the employee, the option shall be exercisable only by him and shall not be assignable or transferable by him, other than by will or the laws of descent and distribution, as provided in Article 5(g), and no other person shall acquire any rights therein.

                 (f) Termination of Employment Except Death. If the employee shall cease to be employed by the Corporation for any reason except disability or death, the option, to the extent not theretofore exercised, shall be deemed cancelled forthwith, except that the Committee in its absolute discretion may extend the privilege to such employee to exercise the option theretofore granted to him within three months after such cessation of employment, to the extent otherwise exercisable had employment not ceased. Furthermore,





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         if any such cessation of employment is caused by the employee's retirement at the age of 65 or thereafter, the employee shall have the right to exercise the option within three months after such retirement, to the extent otherwise exercisable, had employment not ceased. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment for the purposes of the Plan, shall be determined by the Committee, which determination, unless overruled by the Board of Directors, shall be final and conclusive.

                 (g) Death or Disability of Employee and Transfer of Option. If the employee shall die or if the employee shall become disabled (within the meaning of Section 422A(c)(9) of the Code) while in the employ of the Corporation and shall not have fully exercised the option, the option may be exercised (subject to the condition that no option shall be exercisable after the expiration of five (5) years, to the extent that the employee's right to exercise such option had accrued at the time of his death or disability, and had not previously been exercised, at any time within one (1) year after the employee's death or disability, by the employee or his legal representative, in the case of disability, or by the personal representatives, executors or administrators of the employee's estate, in the case of death, or by any person or persons who shall have acquired the option directly from the employee by bequest or inheritance. The option shall not be transferable by the employee otherwise than by will or the laws of descent and distribution.

                 (h) Recapitalization. Subject to any required action by the stockholders, the number of shares of Capital Stock covered by the option and the price per share thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Capital Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares affected without receipt of consideration by the Corporation.

                 Subject to any required action by the stockholders, if the Corporation shall be the





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         surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Capital Stock subject to the option would have been entitled. In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation, the employee shall have the right, during the period between sixty and thirty days prior to the effective date of such dissolution or liquidation, or merger or consolidation, in which the Corporation is not the surviving corporation, to exercise his option in whole or in part without regard to any provision of the option agreement between the Corporation and the employee. The Corporation shall inform each employee of the pendency of any such dissolution, liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, in sufficient time to have the full aforesaid period to exercise his option.

                 In the event of a change in the Capital Stock of the Corporation as presently constituted, the shares resulting from any such change shall be deemed to be Capital Stock within the meaning of the Plan.

                 To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                 Except as hereinbefore expressly provided in this Article 5(h), the employee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Capital Stock subject to the option.





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                 The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

                 (i) Value of Shares Issued. Notwithstanding anything to the contrary provided herein, the aggregate fair market value, as determined at the time the option is granted, of the Capital Stock for which any eligible employee may be granted an option exercisable for the first time by such employee in any calendar year under this Plan or any other incentive stock option plan (within the meaning of Section 422A of the Code) of the Corporation, a predecessor corporation, or a parent or subsidiary corporation of the Corporation, shall not exceed $100,000.

                 (j) Rights as a Stockholder. An employee or an authorized transferee of an option shall have no rights as a stockholder with respect to any shares of Capital Stock covered by his option until the date of the issuance of a stock certificate to him for such stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
         Article 5(h) hereof.

                 (k) Modification. Extension and Renewal of Options. Subject to approval of the Board of Directors of the Corporation, strictly in accordance with the statutorily imposed limitations and conditions of Section 422A and the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, without the consent of the employee, no modification of an option shall alter or impair any rights or obligations under any option theretofore granted under the Plan.





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                 (l)      Restriction on Option Exercise.  Notwithstanding any
         contrary provisions of this Plan, no option granted under the Plan may be exercised by the employee unless the shares of Capital Stock to be acquired by the employee pursuant to the Plan have been registered under the Securities Act of 1933 (the "Act"), the securities laws of Utah, and any other applicable securities laws of any other state, or the Corporation receives an opinion of counsel (which may be counsel for the Corporation) reasonably acceptable to the Corporation stating that the exercise of the option and the issuance of shares of Capital Stock pursuant to the exercise is exempt from such registration requirements. The employee shall represent that unless and until the shares of Capital Stock have been registered under the Act and applicable state securities laws: (1) the employee will be acquiring the shares of Capital Stock upon exercise for investment purposes only and without the intent of making any sale or disposition thereof, (2) the employee has been advised and understands that the shares of Capital Stock underlying the options have not been registered for sale pursuant to federal and state securities laws and are "restricted securities" under such laws, and (3) the employee acknowledges that the shares of Capital Stock will be subject to stop transfer instructions and certificates for such shares shall bear the following legend in addition to any other legend set forth in the Plan:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE UTAH UNIFORM SECURITIES ACT OR UNDER ANY OTHER STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. NO OFFER, SALE OR TRANSFER MAY TAKE PLACE WITHOUT PRIOR WRITTEN APPROVAL OF THE COMPANY BEING AFFIXED HERETO. IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, SUCH APPROVAL SHALL BE GRANTED ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF SHAREHOLDER'S COUNSEL AT SHAREHOLDER'S EXPENSE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THIS CERTIFICATE MAY BE LAWFULLY TRANSFERRED PURSUANT TO AN EXEMPTION FROM REGISTRATION.

                 (m) Other Provisions. The option agreements authorized under the Plan shall contain such other





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         provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee and the Board of Directors shall deem advisable.

                 (n) Restrictions on Transfer of Shares. An employee or an authorized transferee of an option who purchases Capital Stock by exercise of an option, may not dispose of such Capital Stock within two (2) years from the date of the granting of the option, or within one (1) year after the transfer of such stock to the purchaser without losing the purchaser's right to treat such stock as an "incentive stock option" under Section 422A of the Code.

                 The certificates for the shares of Capital Stock issued to the purchaser by exercise of this option shall bear the following legend:

                 THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF AN EMPLOYEE INCENTIVE STOCK OPTION PLAN, A COPY OF WHICH IS ON FILE AT THE CORPORATION'S OFFICE IN SALT LAKE CITY, UTAH.

         6. Term of Plan. Options may be granted pursuant to the Plan from time to time within a period of five (5) years from the date this Plan is adopted, or the date this Plan is approved by the stockholders, whichever is earlier; no options shall be granted after such date. Any options issued during this period which comply with the provisions of this Plan shall be considered as having been granted pursuant to this Plan.

         7. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to





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matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding, a Committee member shall, in writing, offer the Corporation the opportunity, at its own expense, to handle and defend the same.

         8. Amendment of the Plan. The Board of Directors may, insofar as permitted by law and the provisions of Section 422A, from time to time, with respect to any shares of Capital Stock at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall change the number of shares of Capital Stock authorized under the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted or remove the administration of the Plan from the Committee.

         9. Application of Funds. The proceeds received by the Corporation from the sale of Capital Stock pursuant to options will be used for general corporate purposes.

         10. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the employee to exercise such option.

         11. Approval of Stockholders. The Plan shall take effect upon adoption by the Board of Directors of the Corporation. Notwithstanding the foregoing, however, the Plan shall terminate and become null and void and of no force or effect whatsoever unless the Plan is approved by the holders of a majority of the outstanding shares of each class of stock of the Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board of Directors.

         12. Miscellaneous. The headings and captions appearing herein are inserted only as a matter of convenience and reference, and in no way define, limit, or describe the scope or intent of this Plan, or any of the provisions hereof. Unless the context requires otherwise, as used herein, each gender shall include all genders. It is the intention of the Corporation that the Plan be construed in accordance with the laws of the State of Utah.

         13. Severability. It is the intent of the Board of Directors that the options granted pursuant to the terms of





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this Plan shall qualify for treatment under Section 422A of the Code as incentive stock options. To that end, should any provision of this Plan be determined to invalidate such incentive stock option treatment, such provision shall not be a part of this Plan, and shall be severable from and shall not affect the remaining provisions of this Plan.

Date Plan adopted by Board of Directors:  April 21, 1987
                                        ------------------

Date Plan approved by Stockholders:
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